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                                                                       EXHIBIT 5

                    [KAISER ALUMINUM CORPORATION LETTERHEAD]

                                January 24, 1997

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W., Mail Stop 3-11
Washington, D.C. 20549

    Re: Registration Statement on Form S-3 ; Registration No. 333-16239

Ladies and Gentlemen:

     I am deputy general counsel of Kaiser Aluminum Corporation, a Delaware corporation (the "Company") in connection with the registration by the Company of (i) common stock, $.01 par value per share (the "Common Stock"), (ii) preferred stock, $.05 par value per share (the "Preferred Stock"), (iii) depositary shares representing fractional interests in Preferred Stock (the "Depositary Shares"), and (iv) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (collectively, the "Securities Warrants" and together with the Common Stock, Preferred Stock, and Depositary Shares, the "Securities") with an aggregate public offering price of up to $150,000,000, all of which Securities may be offered and sold, from time to time, by the Company, as set forth in the prospectus (the "Prospectus") which forms a part of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 15, 1996 (the "Registration Statement"), as amended, and as may be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Registration Statement.

     Each series of the Preferred Stock, whether or not represented by Depositary Shares, and the Common Stock will be issued under the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and, in the case of the Preferred Stock and Preferred Stock represented by Depositary Shares, a Certificate of Designation will be filed with the Secretary of State of Delaware (a "Certificate of Designation"). Each series of Depositary Shares will be represented by depositary receipts (the "Receipts") and issued under a depositary agreement (the "Depositary Agreement") to be entered into between the Company and a financial institution identified therein as depositary (the "Depositary"). The Securities Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement") to be entered into between the Company and a financial institution identified therein as the warrant agent (the "Warrant Agent"). Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities, such corporate action to be in accordance with the terms of the Certificate of Incorporation and the By-laws of the Company, to the extent applicable thereto (the "Corporate Proceedings").

     I have examined originals or copies certified or otherwise identified to my satisfaction of the Certificate of Incorporation of the Company, the Company's By-Laws, as amended, resolutions of the Company's Board of Directors and such of the Company's records, certificates and other documents and such questions of law as I considered necessary or appropriate for the purpose of this opinion. As to certain facts material to this opinion, I have relied, to the extent I have deemed such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, I am of the opinion that:
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          (1) when the Registration Statement becomes effective under the
     Securities Act of 1933, as amended (the "Act"), and upon the completion of the Corporate Proceedings relating to the Common Stock and the due execution, countersignature and delivery of the Common Stock, the Common Stock, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating thereto or issued upon conversion of any Security convertible into Common Stock as described in the Prospectus and any Prospectus Supplement relating thereto, will be duly authorized, validly issued, fully paid and nonassessable; and

          (2) when the Registration Statement becomes effective under the Act, and upon the completion of the Corporate Proceedings relating to a series of the Preferred Stock, and the due execution, countersignature and delivery of the Preferred Stock of such series and the filing of a Certificate of Designation pertaining to the Preferred Stock of such series with the Secretary of State of Delaware, the Preferred Stock of such series, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating thereto or issued upon conversion of any Security convertible into Preferred Stock as described in the Prospectus and any Prospectus Supplement relating thereto, will be duly authorized, validly issued, fully paid and nonassessable;

          (3) when the Registration Statement becomes effective under the Act and the relevant Depositary Agreement has been duly executed and delivered by the Company, and the Receipts evidencing the Depositary Shares have been duly established by the relevant Depositary Agreement and such Receipts have been duly issued against the deposit of the Preferred Stock in accordance with the Depositary Agreement, and upon completion of the Corporate Proceedings relating to the Depositary Shares and Preferred Stock underlying the Depositary Shares, and the due execution, countersignature and delivery of the Preferred Stock related to such Depositary Shares and the filing of the applicable Certificate of Designation with the Secretary of State of Delaware, (i) such Depositary Shares, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating thereto, will be duly authorized, validly issued and entitle the holders thereof to the rights specified in the Depositary Agreement and the Receipts evidencing the Depositary Shares and (ii) the Preferred Stock represented by such Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable;

          (4) when the Registration Statement becomes effective under the Act and the relevant Warrant Agreement has been duly executed and delivered by the Company, and when the Securities Warrants have been duly established by the relevant Warrant Agreement, and upon completion of the Corporate Proceedings relating to the Securities Warrants and the due execution, authentication, issuance and delivery of the Securities Warrants, the Securities Warrants, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating thereto, will be duly authorized and will be binding obligations of the Company enforceable against the Company in accordance with their respective terms and entitled to the benefits of the applicable Warrant Agreement, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally and subject to general principles of equity.

     To the extent that the obligations of the Company under an applicable Depositary Agreement or Warrant Agreement may be dependent upon such matters, I assume for purposes of this opinion that the Depositary or the Warrant Agent, as the case may be, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary or Warrant Agent will be duly qualified to engage in the activities contemplated by the applicable Depositary Agreement or Warrant Agreement, as applicable, that the applicable Depositary Agreement or Warrant Agreement will be duly authorized, executed and delivered by the Depositary or Warrant Agent, as the case may be, and will constitute the legally valid and binding obligation of such Depositary or Warrant Agent enforceable against such Depositary or Warrant Agent in accordance with its terms; that such Depositary or Warrant Agent will be in compliance, generally with respect to acting as a depositary or warrant agent under the applicable Depositary Agreement or Warrant Agreement, as the case may be, with all applicable laws and regulations; and that such Depositary or Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Depositary Agreement or Warrant Agreement, as applicable.
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     I have been informed that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. I understand that prior to issuing any Securities, the Company will advise me in writing of the terms thereof, will afford me an opportunity to review the operative documents pursuant to which such Securities are to be issued (including any applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate by reason of the terms of such Securities.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption "Legal Opinions" in the Registration Statement and in the Prospectus and any form of Prospectus Supplement. In giving such consent I do not thereby concede that I am within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                                   /s/ BYRON L. WADE
                                          --------------------------------------
                                                      Byron L. Wade
                                           Vice President, Secretary and Deputy
                                                     General Counsel